Exhibit 10.6

TIMKENSTEEL CORPORATION

2014 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan (the “Plan”) is to enable TimkenSteel Corporation, an Ohio corporation (the “Corporation”), and its Subsidiaries, to attract, retain and motivate directors, officers, and other key employees by providing such persons incentives and rewards for performance and to promote equity participation by key employees and directors of the Corporation, thereby reinforcing a mutuality of interest with other shareholders, and permitting key employees and directors to share in the Corporation’s growth. In addition, this Plan permits the issuance of awards in partial substitution for awards relating to common shares of Timken immediately prior to the spin-off of the Corporation by Timken (the “Spinoff”), in accordance with the terms of an Employee Matters Agreement into which Timken and the Corporation intend to enter in connection with the Spinoff (the “Employee Matters Agreement”).

2. Definitions. As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including both a Free-Standing Appreciation Right and a Tandem Appreciation Right.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Cash Incentive Award” means a cash award granted pursuant to Section 9 of this Plan.

“Change in Control” means, except as may be otherwise prescribed in an Evidence of Award, the occurrence of any of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding Common Shares; or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation; (2) any acquisition by the Corporation; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote or the approval of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or written action or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding common shares of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board described in Section 18(a) of this Plan; provided, however, that prior to the initial formation of the Compensation Committee of the Board, references in this Plan to the Committee will be deemed to be references to the Board.

“Common Shares” means (i) the common shares, without par value, of the Corporation and (ii) any security into which such common shares may be converted by reason of any transaction or event of the type referred to in Section 13 of this Plan.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, or Cash Incentive Awards, or a grant or sale of Restricted Shares, Restricted Stock Units, Deferred Shares, Common Shares, or other awards contemplated by Section 10 of this Plan, shall become effective, which date shall not be earlier than the date on which the Committee takes action with respect thereto, including the date on which a grant of Common Shares to a Nonemployee Director becomes effective pursuant to Section 11 of this Plan.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

“Deferred Shares” means an award pursuant to Section 8 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Distribution Date” means the effective date of the distribution, in connection with the Spinoff, of Common Shares to the holders of common shares of Timken.

“Effective Date” means June 15, 2014.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of one or more awards granted under this Plan. An Evidence of Award may be in any electronic medium, may be limited to notation on the books and records of the Corporation and, unless otherwise determined by the Committee, need not be signed by a representative of the Corporation or a Participant. With respect to Replacement Awards, the term also includes any memorandum or summary of terms that may be specified by the Committee, together with any evidence of award under any Timken Plan that may be referred to therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Corporation and its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following criteria: cash flow; comparisons with various stock market indices; cost of capital; customer service; debt reduction; earnings; earnings before interest and taxes; earnings per share; economic profit; free cash flow; gross profits; inventory management; net income; productivity improvement; profit after tax; reduction of fixed costs; return on assets; return on equity; return on invested capital; sales; shareholder return and/or working capital.

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

Notwithstanding the foregoing, with respect to a Replacement Award, “Management Objectives” shall mean any performance objectives defined in the applicable Evidence of Award.

“Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per

Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

“Nonemployee Director” means a member of the Board who is not an employee of the Corporation or any of its Subsidiaries.

“Optionee” means the person named in an Evidence of Award evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including, without limitation, an officer who may also be a member of the Board, or other key employee of the Corporation or any of its Subsidiaries or who has agreed to commence serving in any such capacity within 90 days of the Date of Grant, and shall also include each Nonemployee Director who receives an award pursuant to this Plan. The term “Participant” shall also include any person who provides services to the Corporation or any of its Subsidiaries that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of “employee”). Notwithstanding any provision of this Plan to the contrary, the term “Participant” shall include a Timken Participant; provided that, pursuant to Section 26, a Timken Participant who is not otherwise eligible to be a Participant pursuant to the previous sentences of this definition may receive only Replacement Awards.

“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 9 of this Plan within which the Management Objectives relating thereto are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 or such other value as is determined by the Committee awarded pursuant to Section 9 of this Plan.

“Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units, or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

“Replacement Award” means an award that is issued under this Plan in accordance with the terms of the Employee Matters Agreement in substitution of, or in accordance with, a stock option, restricted share, restricted stock unit, performance share or deferred share that was granted under a Timken Plan.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

“Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash, or a combination thereof, at the end of a specified period.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

“Spread” means, in the case of a Free-Standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified for such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified for the related Option Right.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the applicable parent entity has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the applicable parent entity owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such entity at the time of such grant.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

“Timken” means The Timken Company, an Ohio corporation.

“Timken Participant” means a current or former employee, officer or member of the board of directors of Timken or any of its Subsidiaries or any other person who holds a stock option, restricted share, restricted stock unit, deferred share, or performance share under a Timken Plan as of the date immediately prior to the Distribution Date.

“Timken Plan” means The Timken Company 2011 Long-Term Incentive Plan or any similar or predecessor plan sponsored by Timken or any of its Subsidiaries under which any awards remain outstanding as of the date immediately prior to the Distribution Date, including, but not limited to, The Timken Company Long-Term Incentive Plan (as amended and restated as of February 5, 2008).

3. Maximum Shares Available Under the Plan; Life of Plan Limits; Individual Participant Limits.

(a)	Subject to adjustment as provided in Section 13 of this Plan, the maximum number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from all substantial risks of forfeiture, (iii) in payment of Restricted Stock Units, (iv) as Deferred Shares, (v) in payment of Performance Shares or Performance Units that have been earned, (vi) as Common Share awards to Nonemployee Directors, (vii) as awards contemplated by Section 10 of this Plan, or (viii) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 6,750,000 Common Shares (the “Available Common Shares”); provided, however, that no more than 3,000,000 Common Shares may be subject to Replacement Awards. The Available Common Shares may be Common Shares of original issuance or Common Shares held in treasury, or a combination thereof.

(b)	Each Common Share issued or transferred (and, in the case of Restricted Shares, released from all substantial risks of forfeiture) pursuant to any award (other than an Option Right or Appreciation Right) granted under this Plan shall, for purposes of Section 3(a) of this Plan, reduce the number of Available Common Shares by two and forty-six one hundredths (2.46) Common Shares for each such issued or transferred Common Share (instead of one Common Share). Each Common Share issued or transferred pursuant to any Option Right or Appreciation Right granted under this Plan shall, for purposes of Section 3(a) of this Plan, reduce the number of Available Common Shares by one Common Share.

(c)

Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant, as described above, and, therefore, the total number of Available Common Shares under this Plan as of a given date shall not be reduced by any Common Shares relating to prior awards that have expired or have been forfeited or cancelled. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will again be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall count against the Available Common Shares; (ii) Common Shares withheld by the Corporation or otherwise tendered to satisfy tax withholding obligations shall count against the Available Common Shares; (iii) Common Shares that are repurchased by the Corporation with Option Right proceeds shall not be added to the Available Common Shares; and (iv) the gross number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to this Plan.

(d)	Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Section 13 of this Plan:

(i)	The aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 6,750,000 Common Shares;

(ii)	No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(iii)	No Participant will be granted Qualified Performance-Based Awards of Restricted Shares, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(iv)	In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units or other awards payable in cash under Section 10 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000;

(v)	No Nonemployee Director will be granted, in any period of one calendar year, awards in excess of: (A) 14,000 Restricted Shares; (B) 14,000 Restricted Stock Units; (C) 18,000 Common Shares; or (D) 18,000 Option Rights and/or Appreciation Rights.

(vi)	In no event will any Participant in any calendar year receive a Qualified Performance-Based Award that is a Cash Incentive Award having an aggregate maximum value in excess of $3,000,000.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant shall specify an Option Price per Common Share, which (except with respect to Replacement Awards or awards under Section 22 of this Plan) shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c)	Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Corporation’s withholding Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Corporation, the Common Shares so withheld shall not be treated as issued and acquired by the Corporation upon such exercise), (iv) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (v) any combination of the foregoing.

(d)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

(e)	Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

(f)	Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any of its Subsidiaries (or with Timken or any of its Subsidiaries) that is necessary before the Option Rights or installments thereof shall become exercisable, and any such grant may provide for the earlier exercisability of such rights, including in the event of the retirement, death or disability of the Participant or a Change in Control.

(g)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)	Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including, without limitation, Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)	Option Rights granted under this Plan shall not provide for any dividends or dividend equivalents thereon.

(j)	The exercise of an Option Right will result in the cancellation on a Common Share-for-Common Share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k)	No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(l)	Each grant shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

5. Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Committee, which will be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Committee, which will be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of exercise. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

(b)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c)	Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

(d)	Any grant may specify that an Appreciation Right may be exercised on an accelerated basis, including in the event of the retirement, death or disability of the Participant or a Change in Control.

(e)	Appreciation Rights granted under this Plan shall not provide for any dividends or dividend equivalents thereon.

(f)	Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(g)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(h)	Regarding Tandem Appreciation Rights only: each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

(i)	Regarding Free-Standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price per Common Share, which (except with respect to Replacement Awards or awards under Section 22 of this Plan) shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii)	Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any of its Subsidiaries that are necessary before the Free-Standing Appreciation Rights or installments thereof shall become exercisable; and

(iv)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Shares. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine. Each such grant or sale may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)	Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until Management Objectives referred to in subparagraph (e) below are achieved.

(d)	Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)	Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares. Each such grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no award of Restricted Shares intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g)	Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives. Sequestered dividends or other distributions may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(h)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Corporation until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares, or (ii) all Restricted Shares will be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7. Restricted Stock Units. The Committee may also authorize the granting or sale of Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine. Each such grant or sale may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale will constitute the agreement by the Corporation to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. A grant of Restricted Stock Units may specify that the Restriction Period will terminate only upon the achievement of Management Objectives. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(d)	During the Restriction Period, the Participant will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but the Committee may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e)	Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

(f)	Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Deferred Shares. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)	Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period to be determined by the Committee on the Date of Grant or until Management Objectives referred to in subparagraph (e) below are achieved.

(d)	During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis; provided, however, that dividend equivalents on Deferred Shares with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e)	Any grant of Deferred Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the Deferral Period applicable to such Deferred Shares. Each such grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Deferred Shares for which the Deferral Period will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)

Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Deferred Shares may provide for the earlier termination of the Deferral Period relating to such Deferred Shares, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no award of Deferred Shares intended to be a Qualified Performance-Based Award will provide for such early termination of the Deferral Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Shares, Performance Units and Cash Incentive Awards. The Committee may also authorize grants to Participants of Performance Shares, Performance Units and Cash Incentive Awards, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, subject to the limitations in Section 3, which may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)	The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as shall be determined by the Committee on the Date of Grant and may be subject to earlier termination, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no such award intended to be a Qualified Performance-Based Award will provide for such early termination (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(c)	Each grant shall specify the Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)	Each grant shall specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that shall have been earned, and any grant of Performance Shares or Performance Units may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof.

(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units or Cash Incentive Awards may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

(f)	Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)	Each grant of Cash Incentive Awards, Performance Shares or Performance Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

10. Other Awards.

(a)	Subject to applicable law and the limits set forth in Section 3 of this Plan, the Committee may grant to any Participant (other than a Timken Participant) such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Corporation or its Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of its Subsidiaries or affiliates or other business units of the Corporation. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)	The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Corporation or any of its Subsidiaries to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)	Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

11. Common Share Awards to Nonemployee Directors. To clarify, the Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Nonemployee Directors of Common Shares. Awards of Common Shares to Nonemployee Directors shall be subject only to a restriction on transfer for a period of six months immediately following the Date of Grant thereof and shall bear a legend to that effect.

12. Transferability.

(a)	No Option Right, Appreciation Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and/or court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of Option Rights or Appreciation Rights under this Plan; provided, however, that no awards granted under this Plan may be transferred in exchange for value or consideration.

(b)	Any award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, or upon the termination of the Deferral Period applicable to Deferred Shares, or upon the termination of the Restriction Period applicable to Restricted Stock Units, or in payment of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

13. Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Common Shares or number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Performance Shares and Performance Units granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, (c) if applicable, number of Common Shares covered by other awards granted pursuant to Section 10 hereof, (d) kind of shares (including shares of another issuer) covered thereby, and (e) Cash Incentive Awards, as the Committee in its sole discretion in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment to the number specified in Section 3(d)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

14. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include the tender by the Participant or such other person or the withholding by the Corporation of Common Shares to provide for such withholding taxes. Any Evidence of Award may provide for such arrangements, subject to such conditions and limitations as the Committee may approve. In no event shall the value of the Common Shares to be tendered or withheld pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

16. Certain Terminations of Employment. If permitted by Section 409A of the Code and Section 162(m), but subject to the paragraph that follows, including in the case of termination of employment by reason of death, disability or normal retirement or early retirement with the consent of the Corporation of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period is not complete, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, without limitation, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 13 above, no such amendment shall impair the rights of any Participant without his or her consent. The Committee may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

17. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any of its Subsidiaries outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

18. Administration of the Plan.

(a)	This Plan shall be administered by the Compensation Committee of the Board or, prior to the initial formation of such Compensation Committee, the Board, each as constituted from time to time. The Compensation Committee of the Board shall be composed of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Common Shares are traded, (ii) be a “non-employee director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code. The Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)	The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

(c)

The Committee, to the full extent permitted by law, may delegate to one or more of its members or to one or more other directors or any officer or officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and any person to whom duties or powers have been delegated as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the generality of the foregoing, the Committee may, by resolution, authorize one or more officers of the Corporation to do one or more of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) to select Timken Participants to whom Replacement Awards are to be granted hereunder and the applicable terms and number of Common Shares subject to such Replacement Awards; and (iii) determine the size and type of any such awards; provided, however, that (x) the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director or more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any person subject to Section 162(m) of the Code, (y) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant and the terms of any award that such officer(s) may grant, and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

19. Amendments and Other Matters.

(a)	This Plan may be amended from time to time by the Committee; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

(b)	Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 13 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 19(b) may not be amended without approval by the Corporation’s shareholders.

(c)	Except with respect to Options Rights, Appreciation Rights and Restricted Shares, the Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with Section 409A of the Code. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

(d)	The Committee may condition the grant of any award or combination of awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any of its Subsidiaries to the Participant.

(e)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

20. Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Corporation of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either during employment by the Corporation or Timken or either of their Subsidiaries, or within a specified period after termination of such employment, shall engage in any detrimental activity (as defined in the applicable Evidence of Award). In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Corporation of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

21. Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Corporation from time to time) and (ii) the Corporation makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Corporation shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service.

(c)	Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Corporation or any of its affiliates.

22. Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)	Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Corporation or any of its Subsidiaries. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)	In the event that a company acquired by the Corporation or any of its Subsidiaries or with which the Corporation or any of its Subsidiaries merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Corporation or any of its Subsidiaries prior to such acquisition or merger.

(c)	Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Corporation under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Corporation under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 3 of this Plan.

23. Effective Date/Termination. This Plan shall be effective as of the Effective Date. No grant shall be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

24. No Right to Employment. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or Timken or either of their Subsidiaries, and shall not interfere in any way with any right that the Corporation or any of its Subsidiaries would otherwise have to terminate any Participant’s employment or other service at any time.

25. Governing Law. This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

26. Timken Awards. The Corporation is authorized to issue Replacement Awards to Timken Participants in connection with the adjustment and replacement by Timken of certain stock options, restricted shares, restricted stock units, deferred shares, and performance shares previously granted by Timken. Notwithstanding any other provision of this Plan to the contrary, the number of Common Shares to be subject to a Replacement Award and the other terms and conditions of each Replacement Award, including option exercise price, as applicable, shall be determined by the Committee, all in accordance with the terms of the Employee Matters Agreement.

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